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                                                                 EXHIBIT 10.8(g)

                     DIRECTOR'S SERVICE AGREEMENT


DATE:               29 July 1996

THE PARTIES:        INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware
                    Corporation whose prime place of business is at 9162 Eton
                    Avenue, Chatsworth, California 91311, USA (hereinafter
                    "IRIS")

                    PERCEPTIVE SCIENTIFIC INTERNATIONAL LIMITED whose registered office is at Halladale, Lakeside, Chester Business Park, Wrexham Road, Chester CH4 9QT (hereinafter "the Company")

                    MR PAUL DOUGLAS of 52 Ravenswood, The Coppice, Heaton, Bolton Greater Manchester BL1 5TL (hereinafter "the Director")

DIRECTIONS:         These terms and expressions shall have the following
                    meanings in this Agreement:

                    "Associated Company" means any company which is a holding company or a subsidiary company of the Company as defined in sections 736 and 736A of the Companies Act 1985 as substituted by section 144 of the Companies Act 1989.

                    "The Board" means the Board of Directors of the Company as constituted from time to time of the Company.

                    "the Purchase Agreement" means the agreement dated 15 July 1996 between IRIS, Digital Imaging Technologies, Inc., Perceptive Scientific Instruments, Inc., and Perceptive Scientific Technologies, Inc.

                    "Effective Date" means the closing date as defined by the Purchase Agreement.

RECITALS:      A    IRIS has entered into the Purchase Agreement to effect
                    transfer of the assets of Perceptive Scientific Instruments, Inc., and the shares of the Company.

               B It is a condition precedent to the completion (referred to therein as "the Closing") of the Purchase Agreement that, inter alia, this Agreement has been entered into.

               C The Company wishes to employ the Director and the Director wishes to serve the Company on the terms hereinafter appearing.


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               D    IRIS wishes the Company to employ the Director and wishes to confer upon the Director the various benefits herein referred to.

               E Following the Effective Date, IRIS will own 100% of the outstanding capital stock of the Company.

               F Immediately after the Effective Date, IRIS shall appoint Mr Jeffrey S Williams who is currently the Executive Vice President and Chief Operating Officer of IRIS, as Chairman of The Board (the "Chairman").


     IT IS AGREED AS FOLLOWS:

1    COMMENCEMENT AND DURATION OF EMPLOYMENT

     1.1       COMMENCEMENT

     This Agreement shall commence on the Effective Date.

     1.2       DURATION OF EMPLOYMENT

     The date of commencement of continuous employment with the Company is 8 October 1992. This employment shall continue until determined by either party giving notice in writing to the other. The Company shall employ the Director and the Director shall serve the Company as Sales Director subject to the provisions for termination of his employment contained in this Agreement. The notice period required to terminate this Agreement is not less than 4 months from the Director and not less than 12 months from the Company, although the Director may not terminate this Agreement for a period of two years following the Effective Date.

2    DUTIES AND OBLIGATIONS OF THE DIRECTOR

     The Director shall for so long as his employment continues:

     Undertake and perform such duties and exercise such powers and functions in relation to the Company and its businesses as the Managing Director shall from time to time reasonably assign to or vest in him in his capacity as Sales Director and do so for any Associated Company as the Managing Director may from time to time reasonably require.

     Devote the whole of his time, ability and attention to his duties on behalf of the Company and of any Associated Company during normal working hours Monday to Friday inclusive and shall in addition, as may be required, work outside or beyond normal working hours or at weekends or during holidays if reasonably required to do so for the furtherance of the Company.


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     Comply with all proper and reasonable requirements and directions of the
     Managing Director.

3    LOCATION

     The Director shall carry out his duties from the principal place of business for the Company which shall be located in North West region of the United Kingdom.

4    SALARY

     The Company shall pay the Director during the course of his employment a salary at the rate of L52,000 per annum payable in arrears by twelve equal installments on the twenty first day of every month.

     The rate of salary shall be reviewed upwards with effect from the first day of January each year by the Managing Director with the next annual review on or about 1 January 1997 and any consequent increase in the rate of salary shall be paid by the Company with effect from that date.

5    STOCK OPTIONS AND PURCHASES

     In consideration of the Director's obligations and covenants herein IRIS hereby agrees that:

     The Director shall be eligible to participate in the IRIS 1994 Stock Option Plan and will receive, subject to IRIS board of directors approval, an initial option to purchase 29,000 shares in the capital of IRIS at 85% of the then fair market value, of which 20,000 shall be issued at the first IRIS board of directors meeting after the Effective Date and 9,000 immediately following the disposal of AIC Shares as detailed in clause 14.

     Except as prohibited by the securities laws of the United Kingdom, the Director shall be eligible to participate in the IRIS Employee Stock Purchase Plan allowing the purchase of shares in the capital of IRIS at 50% of their then current market price provided that in no event shall such purchase price exceed 15% of the Director's total annual salary including incentive payments, commissions and bonuses in any one year, with such plan subject to change from time to time by the IRIS board of directors.

6    ADDITIONAL PAYMENTS

     The Company shall pay to the Director an annual bonus during the course of his employment subject to the achievement of certain Company performance in respect of each complete accounting reference period of the Company. The nature of the bonus scheme and the criteria for entitlement may be amended for each accounting reference period having taken due regard to the expectations of


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     the business but the bonus paid shall be equivalent to no less than 40% of salary for on target achievement each year.

     The bonus scheme detailed below covers the 1996 accounting reference period. This bonus scheme shall comprise of two independent elements, a sales commission programme (equivalent to 20% of annual salary) and a trading profit bonus plan (equivalent to 20% of annual salary). The aggregate bonus payable to the Director upon the successful achievement of both elements of the scheme shall therefore be L20,800 (equivalent to 40% of annual salary) as detailed by the following formulae:

          Sales Commission         =    L10,400 x Actual Sales Revenue/Budget
                                        Sales Revenue

          Trading Profit Bonus     =    L10,400 x Actual Trading Profit/Budget
                                        Trading Profit

     If the accounting reference period is extended or shortened, the targets and bonus shall be altered proportionately.

     If during any accounting reference period, Company achievements exceed targets then any additional payments for over achievement shall be determined by the IRIS Compensation Committee.

     The Company shall make the payment of such bonus within one month of the approval by auditors of the annual accounts.

7    CAR

     The Company shall provide a car, which will be a Ford Granada 2.0 Litre Ghia or similar vehicle reasonably comparable in rental cost and suitable for the Director to perform his duties for which the Company shall meet the cost of insurance, maintenance and all running expenses including the costs of fuel consumed during private use of the car.

     The Director shall take proper care of the car and ensure that it is correctly maintained and where appropriate shall do so in accordance with the terms of the manufacturer's warranty and will observe all provisions and conditions relating to the insurance policy.

     The Director shall immediately on the termination of this Agreement, for whatever reason, return the car together with its keys to the Company at such place the Company may require.


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8    OTHER BENEFITS

     The Company shall:

     Provide life insurance cover for the Director (payable to the personal representatives of the Director) at the rate of four times his annual salary.

     Provide private medical insurance cover for the Director in accordance with the scheme operated by the Company.

     Provide director's liability insurance cover for the Director, subject to IRIS board of directors approval.

     Make contributions on behalf of the Director to a pension scheme operated by the Company subject to the rules of such scheme as amended from time to time, conditional upon the Director making as required all contributions due from him in accordance with the provisions of such scheme.

     At other benefits provided by the Company for the Director or his family are provided at the Company's discretion and do not form part of any contractual entitlement arising out of the Director's employment under this Agreement.

9    HOLIDAYS

     The Director shall be entitled to 25 working days' holiday in each calendar year to be taken at such time or times, at his sole discretion, having taken due regard to the requirements of the business of the Company or any Associated Company.

     In respect of the holiday year in which the Director commences his employment he shall be entitled to such proportion of his annual entitlement as his initial period of employment bears to one calendar year.

10   EXPENSES

     The Company shall procure the repayment to or reimburse the Director all travelling, hotel and other expenses reasonably incurred by him in the proper performance of his duties provided that the Director produces to the Company sufficient evidence of the payment by him of such expenses as the Company or its auditors may reasonably require.

     The Company shall reimburse the Director the cost of subscriptions to all professional bodies to which he may belong and which the Company may require him to subscribe to as a condition of his employment.

     The Company shall meet the cost of the Directors home telephone, fax and car telephone rental charges and the cost of all calls conditional upon the Director making a L10 contribution towards each quarterly account.


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11   INCAPACITY, ILLNESS AND SICK PAY

     If the Director shall at any time be incapacitated or prevented by illness, injury, accident or any other circumstances beyond his control from performing his duties under this Agreement for a total of up to twenty six weeks absence in any period of twelve months, the Company shall for such period continue to pay the Director his current level of annual salary such payment to be inclusive of any statutory sick pay or social security benefits.

     If such period of absence extends beyond twenty six weeks, the Director shall be covered to the extent coverage is available under, a long term disablement insurance policy operated by the Company. If the Director becomes a claimant on this said insurance policy, then at no time before cessation of payments made under this policy shall the Director cease to be an employee of the Company (albeit an unpaid employee), notwithstanding that the Director may cease to hold office as a director.

12   CONFIDENTIALITY

     Except as may be necessary for the proper performance of his duties the Director shall not either before or after the termination of his employment disclose or divulge to any person, firm or company any trade secret, manufacturing process or information relating to the business methods, customers or suppliers or finances or any other confidential information relating to the Company or any Associated Company which the Director has obtained during his employment before or after the Effective Date provided that this clause shall not apply to any information which becomes public knowledge other than director or indirectly through the default of the Director.

13   INVENTIONS

     The Director shall assign to the Company all interest in any inventions, discoveries, developments, improvements and innovations whether or not patentable, ("Inventions") which the Director has developed or may help to develop during his employment before or after the Effective Date. If requested by the Company, the Director shall execute specific assignments and other documents helpful or necessary to evidence ownership of such Inventions and assist the Company or any Associated Company in obtaining or defending patents for such inventions.

14   NO CONFLICT OF INTEREST

     Subject to the second paragraph of this clause, throughout the duration of his employment, the Director shall not be directly or indirectly engaged, concerned or interested in any other business or be involved in any way in competition with the business of the Company or any Associated Company or any business which


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     is involved in a supply of goods or services to the Company or Associated
     Company.

     The Director currently holds 9,000 shares ("AIC Shares") of common stock in Applied Imaging Corporation which is a private company that is considered to be involved in competition with the business of the Company and is currently pursuing an initial public offering (an "IPO"). Provided that the IRIS board of directors shall have given its full approval to the Director's participation in the IRIS Stock Option Plan as determined in clause 5, the Director shall be obliged to dispose of the AIC Shares within 90 days following Applied Imaging Corporation's IPO.

15   TERMINATION OF DIRECTORSHIP

     This Agreement shall terminate automatically by the Company serving written notice to that effect on the Director in the event that the Director:

     Is disqualified from being a director or is prohibited by law from being a director.

     Be convicted of any criminal offense and is given a custodial sentence, which in the reasonable opinion of the Company impairs the fitness of the Director to carry out his duties under this Agreement.

     Commits or be guilty of any serious or persistent breach or non-performance of any of his obligations under this Agreement.

16   CONSEQUENCES OF TERMINATION

     In the event that this Agreement is terminated for any reason:

     The Director at the conclusion of his notice period, shall immediately deliver to the Managing Director or other representative of the Company all documents (together with any copies) including notes, records, accounts, memoranda, papers or data residing on computer media and any other items or property relating to or concerning the business of the Company and any Associated Company or any of its or their suppliers, agents, distributors or customers.

     The Director shall not for the duration of his notice period be employed or act in any capacity for any other person, firm or company without the consent of the Managing Director in writing.


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     In the event that this Agreement is terminated by the Company for any reason other than under clause 15:

     The Director shall be entitled to salary, bonuses, commissions, additional payments and all other benefits and entitlements hereunder throughout the duration of the notice period specified in clause 1.2 hereof.

     On receipt of such monies, the Director shall execute a written agreement, releasing the Company (and its officers, directors, employees, agents, affiliates, successors and assigns) from any and all liability and claims in connection with the termination if this Agreement.

17   GRIEVANCE PROCEDURE

     The Director shall refer any grievance which he may have arising out of his employment under this Agreement to the Managing Director who will determine what action, if any, should be taken in response to the Director's grievance. In the event that the Director is dissatisfied with the response and action taken by the Managing Director, he shall refer his grievance in writing to the Chairman.

18   GENERAL

     18.1 COMPLETE AGREEMENT

     This Agreement and any agreements referred to herein or executed contemporaneously herewith constitute the entire agreement and understanding between the parties to this Agreement and supersede all prior and contemporaneous negotiations and understandings between the parties, whether oral or written.

     For the avoidance of doubt, the Director's Service Agreement dated
     4 October 1992 between the Director and the Company shall continue in full force and effect until the Effective Date when it shall automatically terminate, be of no further force or effect and be superseded by this Agreement.

     The performance and obligations of the parties under this Agreement is expressly made subject to the completion (or Closing) of the Purchase Agreement. In the event the Purchase Agreement is not completed (or closed), this Agreement shall automatically terminate and shall be of no force or effect.

     18.2 AMENDMENTS, WAIVERS, ETC.

     This Agreement may be amended, modified, superseded, cancelled, renewed or extended and the terms, conditions or covenants hereof may be waived, only by a written instrument executed by all parties to this Agreement, or in the case of a waiver, by the party waiving compliance.


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     The failure of a party at any time or times to require performance of any provision hereof will in no manner affect its right at a later time to enforce the same.

     No waiver by a party of the breach of any term or covenant contained in the Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in the Agreement.

     18.3 NOTICES

     Any notices, instruction or communication under this Agreement shall be in writing and shall be delivered by personal service or certified mail (or if certified mail is not available then by ordinary first class post) or by such other means as may be appropriate in the circumstances, postage prepaid, to such address as may be designated from time to time by the relevant party and shall initially be the address of the parties stated in this Agreement.

     Any notice sent by certified mail shall be deemed to have been given three
     (3) days after the date it was mailed. All other notices shall be deemed given when received by the party to whom it was sent. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

     18.4 ASSIGNMENT:  SUCCESSORS AND ASSIGNS

     The Director may not assign any of his rights or obligations under this Agreement. Neither IRIS nor the Company may assign any of their rights or obligations under this Agreement except in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, whether by merger, purchase of stock or assets or otherwise. This Agreement will be binding upon and will inure to the benefit of, the respective successors and permitted assigns of the parties.

     18.5 SEVERABILITY

     In the event that any provision of this Agreement should be held to be void, voidable, unlawful or for any reason unenforceable, the remaining provisions or portions of the Agreement will remain in full force and effect.

     18.6 ADDITIONAL DOCUMENTS AND ACTIONS

     The Director, the Company and IRIS agree to execute any and all further documents and writing and to perform such other actions which may be or become necessary or expedient to effectuate and carry out the intent of this Agreement.


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     18.7 HEADINGS

     The headings in this Agreement are included solely for convenience of reference and are not intended to affect or control the meaning or interpretation of any of the provisions of this Agreement.

     18.8 LAW

     This Agreement shall be governed by English law.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


     SIGNED FOR AND ON BEHALF OF INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., BY



         /s/  Jeffrey S. Williams
     -------------------------------------------
     Jeffrey S. Williams (Executive Vice President and Chief Operating Officer)



     SIGNED FOR AND ON BEHALF OF PERCEPTIVE SCIENTIFIC INTERNATIONAL LIMITED, BY



         /s/  Anthony G. Landells
     -------------------------------------------
     Anthony G. Landells (Director)



     SIGNED BY THE DIRECTOR



         /s/  Paul Douglas
     -------------------------------------------
     Paul Douglas


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